                       MILLIPORE CORPORATION
                       ---------------------
                1995 EMPLOYEES' STOCK PURCHASE PLAN
                -----------------------------------


        The purpose of the Millipore Corporation 1995 Employees' Stock Purchase Plan (the "Plan") is to provide employees of Millipore Corporation (the "Corporation") and its subsidiary corporations a continuing opportunity to purchase the Corporation's Common Stock (the "Common Stock") through annual offerings. Two hundred thousand (200,000) authorized but unissued or treasury shares of Common Stock in the aggregate may from time to time be reserved for this purpose by the Board of Directors of the Corporation. It is intended that this Plan shall constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986 (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        1. ADMINISTRATION. The Plan shall be administered by a committee appointed by the Board of Directors of the Corporation (the "Committee"). The Committee shall consist of no fewer than three members, some or all of whom may but need not be members of the Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies of the Committee, however caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Actions pursuant to the affirmative vote of a majority of the members of the Committee present at any meeting or pursuant to the written consent of a majority of the members of the Committee shall be valid action of the Committee. The interpretation and construction by the Committee of any provision of the Plan or of any option granted under it shall be final unless otherwise determined by the Board of Directors. No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

        2. DEFINITIONS. In addition to the definitions provided elsewhere in this Plan, the following terms shall have the meanings set forth below:

        "Date of Offering" shall be the first day of May in each year.

        "Parent corporation" and "subsidiary corporation" shall have the meanings set forth in Section 425(c) and (f) of the Code.

        "Total compensation" means an employee's regular straight time earnings, including payments for overtime, shift premium, incentive compensation, bonuses, and other special payments.

        "Working Day" means a day other than a Saturday, Sunday or scheduled holiday.

        3. ELIGIBILITY. All employees of the Corporation and its subsidiaries who have been continuously employed by the Corporation and/or any of its subsidiaries for ninety days shall be granted purchase rights under the Plan to purchase Common Stock. Each eligible employee shall be granted a purchase right effective on the next succeeding Date of Offering. In no event may an employee be granted a purchase right if such employee, immediately after the purchase right is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of its parent corporation or subsidiary corporation. For purposes of determining stock ownership under this paragraph, Section 424(d) of the Code shall apply and stock which the employee may purchase under the outstanding options shall be treated as stock owned by the employee. For purposes of this Section 3, the term "employee" shall not include an employee whose customary employment is not more than five (5) months in any calendar year.

        4. OFFERINGS. The Corporation will make one annual offering to employees to purchase stock under the Plan. The terms and conditions for the offering shall define the duration of the offering and shall specify the amount of stock that may be purchased thereunder. The fixed term of any offering shall include a Purchase Period of 12 months duration commencing with the Date of Offering. The amounts received as Total Compensation by an employee shall constitute the measure of such employee's participation in the offering in accordance with Section 7.

        5. ACCRUAL LIMITATION. No offering shall be effective to grant to any employee a purchase right which permits his rights to purchase stock under all "employee stock purchase plans" of the parent or any subsidiary corporation to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such purchase right is granted) for each calendar year in which such option is outstanding at any time.

        For purposes of this paragraph:

        (A) the right to purchase stock under a purchase right accrues when the purchase right (or any portion thereof) first becomes exercisable during the calendar year;

        (B) the right to purchase stock under a purchase right accrues at the rate provided in the purchase right, but in no case may such rate exceed $25,000 of the fair market value of such stock (determined at the time such purchase right is granted) for any one calendar year; and

        (C) a right to purchase stock which has accrued under one purchase right granted pursuant to the Plan may not be carried over to any other purchase right.

        6. STOCK. The stock subject to the purchase rights shall be shares of the Corporation's authorized but unissued or treasury shares. The aggregate number of shares which may be issued under all purchase rights granted under this Plan shall not exceed 200,000 shares of Common Stock.

        7. TERMS AND CONDITIONS OF PURCHASE RIGHTS. Purchase rights granted pursuant to the Plan shall be in such form as the Committee may from time to time recommend and the Board of Directors shall from time to time approve, provided that all employees granted purchase rights shall have the same rights and privileges (except as otherwise required by Section 5) and provided further that such purchase rights shall comply with and be subject to the following terms and conditions:

        (a) NUMBER OF SHARES. Each purchase right granted thereunder shall provide that the grantee may purchase a uniform fixed number of shares of Common Stock, as specified in each offering, for each $1,000 and each fraction thereof of total compensation earned by the employee in the employment of the Corporation and/or any of its subsidiary corporations during the calendar year immediately preceding the Date of Offering. Provided, however, that for eligible employees who have completed less than one year of service on the Date of Offering, Total Compensation shall be the employee's annual earnings based on the rate of pay at the time of employment by Millipore and its subsidiaries.

     Furthermore, no purchase right may permit the purchase of stock in excess of the amounts set forth in Section 5.

        (b) PRICE. Each purchase right shall state that the price per share shall be an amount equal to the lower of: (a) 100% of the fair market value of each share of Common Stock on the date of the granting of the purchase right (the "Offering Price"); or (b) 100% of the fair market value of each share at the time of exercise (the "Alternative Offering Price"). The fair market value shall be defined as the closing price for the Corporation's stock on the New York Stock Exchange as reported on the composite tape on the last business day prior to the date on which the option was granted, or if no sale of the stock shall have been made on the New York Stock Exchange on that day, on the next preceding day on which there was a sale of such stock. Subject to the foregoing the Board of Directors and the Committee shall have full authority and discretion in fixing the price and be fully protected in doing so.

        8. PARTICIPATION. An eligible employee may participate in such offering at any time during the purchase period by making an election through Benefits Express'd 2001. The election will authorize regular payroll deductions from the employee's compensation starting with the next paycheck when possible.

        9. DEDUCTIONS. The Corporation will maintain payroll deduction accounts for all participating employees. With respect to any offering made under this Plan, an employee may authorize a payroll deduction up to a maximum of 25% of his total compensation during the Purchase Period specified in the offering or during such portion thereof as he may elect to participate, whichever is less. As a minimum, an employee may only authorize a payroll deduction based on his rate of pay at the time of such authorization which will enable him by the end of the Purchase Period to accumulate in his account an amount equal to the Offering Price for one share of stock for that particular offering.

        10. DEDUCTION CHANGES. An employee may at any time increase or decrease his or her payroll deduction by calling Benefits Express'd 2001. The change may not become effective sooner than the next pay period. A payroll deduction may be increased only once and reduced only once during any Purchase Period.

        11. WITHDRAWAL OF FUNDS. An employee may at any time and for any reason permanently draw out the balance accumulated in his account and thereby withdraw from participation in an offering. He may thereafter begin participation again once during the remainder of the Purchase Period specified in the offering. Partial withdrawals will not be permitted.

        12. PURCHASE OF SHARES. As of the last day of each calendar month during any offering, the account of each participating employee shall be totaled and the Alternative Offering Price determined. When a participating employee shall have sufficient funds in his account to purchase one or more full shares at the lower of either the Offering Price or the Alternative Offering Price as of that date, the employee shall be deemed to have exercised his purchase rights to purchase such share or shares at such lower price; his account shall be charged for the amount of the purchase;and shares shall be credited to the employee's Smith Barney Shearson account within 10 days following July 31, October 31, January 31 and April 30 of each Purchase Plan year, for such number of shares as his payroll deductions have purchased during the quarter ending on such dates. Subsequent shares covered by the employee's purchase right will be purchased in the same manner, whenever sufficient funds have again accrued in his account. Payroll deductions may be made under each offering to the extent authorized by the employee, subject to the maximum and minimum limitations imposed for such offering. A separate employee account will be maintained with respect to each offering. A participating employee may not purchase a share under any offering beyond 12 months from the effective date thereof. If an employee does not accumulate sufficient funds in his account to purchase a share within 12 months, he will thereupon be deemed to have withdrawn from the offering to the extent of the unfunded shares and the balance of the amount in his account will be refunded.

        13. REGISTRATION OF CERTIFICATES. Certificates will be registered only in the name of the employee, unless the employee completes and forwards a Transaction Order Form to Smith Barney Shearson instructing that the certificate(s) be issued in the employee's name jointly with a member of his or family, with right of survivorship. An employee who is is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in his or her name as tenant in common with a member of his her family, without right of survivorship. (The Transaction Order Forms are available from the Human Resources Department.)

        14. RIGHTS AS A STOCKHOLDER. None of the rights or privileges of a stockholder of the Corporation shall exist with respect to shares purchased under the Plan unless and until certificates representing such full shares have been issued.

        15. TERMINATION OF EMPLOYMENT EXCEPT BY DEATH. In the event that an employee shall cease to be employed by the Corporation or by any of its subsidiaries for any reason other than death and shall no longer be in the employ of any of them, subject to the condition that no purchase right shall be exercisable after the expiration of 27 months from the date it is granted, such former employee shall have the right to exercise the purchase right at any time within three months after such termination of employment. Whether authorized leave of absence or absence for military or governmental service shall constitute termination of employment for the purposes of the Plan, shall be determined by the Committee, which determination, unless overruled by the Board of Directors, shall be final and conclusive.

        16. DEATH OF GRANTEE AND TRANSFER OF PURCHASE RIGHT. If an employee shall die while in the employ of the Corporation or any of its subsidiaries or within a period of three months after the termination of such employment and shall not have fully exercised a purchase right, the purchase right may be exercised (subject to the condition that no purchase right shall be exercisable after the expiration of 27 months from the date it is granted) at any time within six months after the grantee's death, by the executors or administrators of the grantee or by any person or persons who shall have acquired the purchase right directly from the grantee by bequest or inheritance.

        No purchase right shall be transferable by the grantee otherwise than by will or by the laws of descent and distribution.

        17. PURCHASE RIGHTS NOT TRANSFERABLE. Purchase rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

        18. APPLICATION OF FUNDS. All funds received or held by the Corporation under this Plan may be used for any corporate purpose.

        19. ADJUSTMENT IN CASE OF CHANGES AFFECTING COMMON STOCK. In the event of subdivision of outstanding shares of Common Stock, or the payment of a stock dividend with respect to the Common Stock of 10% or more, the number of shares reserved or authorized to be reserved under this Plan, including shares covered by outstanding grants to participating employees, shall be increased proportionately, and the Offering Price for each participant at such time reduced proportionately, and such other adjustment shall be made as may be deemed equitable by the Committee or by the Board of Directors. In the event of any other change affecting the Common Stock such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

        20. AMENDMENT OF THE PLAN. The Board of Directors may at any time, or from time to time, amend this Plan in any respect, except that no amendment shall be made without the approval of the stockholders of the Corporation (other than as provided in Section 19 (i) increasing or decreasing the number of shares to be reserved under this Plan or (ii) decreasing the purchase price per share.

        21. TERMINATION OF THE PLAN. The Plan and all rights of employees under any offering hereunder shall terminate:

        (a) on the day that participating employees exercise purchase rights to purchase a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee among such participating employees in such manner as it deems fair; or

        (b) at any time, at the discretion of the Board of Directors.

        No offering hereunder shall be made which shall extend a Purchase Period beyond April 30, 2005. Upon termination of this Plan, all amounts in the accounts of participating employees shall be promptly refunded.

        22. GOVERNMENTAL REGULATIONS. The Corporation's obligation to sell and deliver Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

        23. INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by Millipore Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any purchase right granted thereunder, and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

        24. APPROVAL OF STOCKHOLDERS. The Plan shall not take effect until approved by the stockholders of the Corporation, which approval must occur within the period beginning with the adoption of the Plan by the Board of Directors and ending twelve months after the date the Plan is so adopted.

                  MANAGEMENT INCENTIVE PLAN

                        PLAN DOCUMENT

















                                                        MILLIPORE CORPORATION
                                                                 JANUARY 1995

MANAGEMENT INCENTIVE PLAN                                         PLAN DOCUMENT

PURPOSE
- -------

The purpose of Millipore Corporation's Management Incentive Plan ("Plan") is:

1. To motivate and reward the senior management group for improvements in the year-to-year financial performance of the Corporation.

2.  To motivate and reinforce the following behaviors among senior managers:

    -  Effective  goal-setting tied to key  strategic priorities,

    -  Accountability for goal achievement.

3. To provide a means for making awards that qualify for the performance-based compensation exception described at Section 162(m) of the Internal Revenue Code (the "Code").

PLAN OPERATION
- --------------

The Management Incentive Plan provides cash incentive payments based upon achievement of corporate financial performance goals and achievement of personal goals by Plan Participants, as described below.

1.  Salary Administration

    For positions covered by the Management Incentive Plan, salary levels are established such that, when combined with target incentive opportunities (expressed as a percent of base salary), target total cash compensation is both competitive with comparable companies and equitable within the internal organization.

    The following definitions apply:

    BASE SALARY                        The annualized regular cash compensation
                                       of a Participant, excluding incentive
                                       payments, company contributions to
                                       employee benefit plans, foreign service
                                       incentives, allowances,  relocation, or
                                       other compensation not designated as
                                       salary.  The base salary is the basis
                                       for regular monthly paychecks.


Page 1                                                          Rev. 1/95

MANAGEMENT INCENTIVE PLAN                                         PLAN DOCUMENT

     TARGET INCENTIVE                  That amount (described as a percentage
                                       of a Participant's base salary) that
                                       will be paid as  an incentive if the
                                       target corporate performance   goal,
                                       unit goals, and personal goals are
                                       fully (100%) achieved.

     TARGET TOTAL CASH COMPENSATION    The assigned compensation level for each
                                       Participant, based on market data and
                                       internal equity considerations.
                                       Comprised of base salary and target
                                       incentive amount.

    Target Incentive opportunities range from 10% to 50% of base salary for Participants. Each Participant's target incentive is dependent on the Participant's Tier* assignment in that Plan Year, as follows:



              --------------------------------------
                            Target Incentive
                 Tier   (percentage of base salary)
                 ----   ---------------------------

                   1          50%
                   2          35%
                   3          30%
                   4          20%
                   5          10%
              --------------------------------------


        *See Executive Compensation documentation for definition of Tiers.

2.   Corporate Performance Goals

    Prior to the beginning of the Plan Year, the definition and weighting of the Corporate Performance goals are proposed by Senior Management and established by the Management Development and Compensation Committee of the Board of Directors (the "Committee") all during the corporate goal setting and budgeting process, and reviewed by the Board of Directors.
    Corporate   Performance is measured against financial goals for Sales
    Growth, Profitability Enhancement  (Contribution),  and Increased Cash Flow,
    expressed in actual dollars.   Three levels of corporate financial
    performance are defined each year, as follows:

    TARGET Budgeted Sales, Contribution and Cash Flow increases over prior year's actual results. Target goals represent a realistically attainable level of corporate financial performance for the year.

Page 2                                                                Rev. 1/95

MANAGEMENT INCENTIVE PLAN                                         PLAN DOCUMENT

     STRETCH A level of achievement of Sales, Contribution and Cash Flow increases over prior year's actual results, set above target and representing a superior level of performance.


     THRESHOLD   A level of achievement of Sales, Contribution and Cash Flow increases over prior year's actual results, set below target and representing the minimum level of performance which is required in order to produce any incentive payments under the Plan.


3.   Plan Funding

    Incentive pool funding equals the sum of the Target Incentives of all eligible Participants company-wide multiplied by the factor from the table below that corresponds to the level of corporate financial goal achievement for the Plan Year, plus an additional 10% of that amount to cover contingencies.

    ---------------------------------------------------------------------------
             INCENTIVE MULTIPLIERS FOR LEVELS OF GOAL ACHIEVEMENT

      Goal Achievement Level        Multiplier
      ----------------------        ----------
         Threshold                       .5
           Target                       1.0
          Stretch                       2.0
       Above Stretch                    1.5 times the rate between Target and
                                            Stretch (subject to Committee
                                            approval in the event of
                                            performance over Stretch)

        Exact funding levels are determined via interpolation or extrapolation relative to the defined threshold, target and stretch goals for the Plan Year.
    ---------------------------------------------------------------------------

    The total of all incentive payments cannot exceed the pool size. Individual payments may be pro-rated in order to achieve this plan requirement. No incentive payment under the Plan shall exceed in any one year more than $1 million.

    See next page for example.

Page 3                                                               Rev. 1/95

MANAGEMENT INCENTIVE PLAN                                         PLAN DOCUMENT

- --------------------------------------------------------------------------------
    CORPORATE GOAL SETTING AND PLAN FUNDING EXAMPLE:

    If, for a Plan Year, Corporate Target Goals were assigned the following weighting*:

        Target Goal                   Weight
        -----------                   ------

        Sales Growth                    50%
        Growth in Contribution          30%
        Growth in Cash Flow             20%

       *Weighting is determined each Plan Year, and reviewed by the Board of Directors.

    And if, in the example year, the Company achieved:

                120% of the Target Sales Growth Goal (X)
                 75% of the Target Contribution Goal (Y)
                100% of the Target Cash Flow Goal (Z)


 Then:

        (a)    (b)         (c)                  (b) x (c)
       Goal Weighting   Results**       Corp Fin Goal Achievement
       ---- ---------   ---------       -------------------------
        X     50%         120%                  60.0%
        Y     30%          75%                  22.5%
        Z     20%         100%                  20.0%

       CORPORATE FINANCIAL GOAL ACHIEVEMENT =  102.5% OF WEIGHTED
                                                      TARGET GOALS

       **As percentage of Target Goals.


    And the Corporate Incentive Pool size is determined:

    In this example, we will assume that Threshold has been set at 40% of Weighted Target Goals, and Stretch at 135% of Weighted Target Goals.

    Referring to the table of incentive multipliers on page 3, the multiple that corresponds to 102.5% goal achievement is 1.071, since 102.5% is 7.1% of the way between 100% (Target) and 135% (Stretch).

    Incentive Pool size would be 1.071 times the sum of target incentives company-wide, plus 10% for contingencies.

- --------------------------------------------------------------------------------

Page 4                                                               Rev. 1/95

MANAGEMENT INCENTIVE PLAN                                         PLAN DOCUMENT

4.  Divisional and Geographic Financial Performance Goals

    Target Goals and weightings will be established for all Divisions and Geographies during the annual goal setting and budgeting process. As in the case of corporate financial performance goals, these goals will account for growth in Sales, Contribution and Cash Flow over prior year's actuals; however, they will be measured in standard dollars. Threshold and Stretch Goals (expressed as percentages of Weighted Target Goals, as illustrated in the example on page 4) will be set for each Division and Geography.


5.  Personal Goals

    Millipore's Corporate Performance System includes a Management Goal Alignment Process, which results in objective pre-established annualized Personal Goals for Senior Management. Objective personal goals focus on areas of individuals' responsibilities related to their units' key priorities, and are based on one or more of the following performance measures: product and market development; human resource development and customer satisfaction programs; operating efficiencies and process improvement. These personal goals are compensable under the Plan.

    The Committee sets the CEO's goals and considers the CEO's recommendations in establishing the Corporate Executive Committee ("CEC") members' goals, and goals of direct reports of CEC members.


6.  Weighting of Goals

    Depending on the Participant's organization unit, individual incentive payments will be based upon the following weighting:

  ---------------------------------------------------------------------
                                 Corporate      Div/Geog     Personal
    Organization Unit           Performance   Performance     Goals
    -----------------           -----------   -----------    --------
    Corporate Function            66.6%           NA          33.3%

    Division or Geography         33.3%          33.3%        33.3%
  ---------------------------------------------------------------------

Page 5                                                                Rev. 1/95

MANAGEMENT INCENTIVE PLAN                                         PLAN DOCUMENT



7.  Distributions to Participants

    The component of incentive payment tied to corporate financial goals is paid out in direct relationship to corporate financial performance.

    The division/geography component is based on how well the business unit performs in relation to its goals. A division/geography incentive multiplier (from the table on page 3) is determined based on achievement against weighted division/geography target goals in the same manner as described in the example on page 4.

    The personal goals payout component equals one third of the individual's target incentive times the corporate incentive multiplier, adjusted up or down at the discretion of the Committee according to the Participant's actual results for the plan year against personal goals.

                           INCENTIVE PAYOUT EXAMPLE


                                    [CHART]



    The size of the pool available is determined by the level of corporate financial goal achievement.


Page 6                                                               Rev. 1/95

MANAGEMENT INCENTIVE PLAN                                         PLAN DOCUMENT

    The Committee evaluates the CEO's performance and establishes the appropriate personal goals-based payout component for the CEO and CEC members, as well as for other Plan Participants.


8. Timing

    Payments from the Plan will be made as soon as practicable after the end of the Plan Year, but no later than April 1 of the following year. Incentive payments are made in a single lump-sum payment and are subject to applicable withholding and other taxes as prescribed by local law.


PARTICIPATION
- -------------

Plan Participants are senior managers and other key employees whose responsibilities and accomplishments can be directly tied to significant short-term business goals. The CEO recommends to the Committee on an annual basis and the Committee selects Participants for whom incentive payments will be established under the Plan.

In order to be eligible for an incentive payment, a Participant must have been employed in a Plan-eligible position(s) for at least six consecutive months of the Plan Year. For a Participant who serves in a Plan-eligible position(s) for less than a full year, the incentive payment may be pro-rated based on the number of months, including partial months, the employee was a Participant during the Plan Year.

The Committee has authority to make decisions regarding eligibility for incentive payments in the event of new hires, employment terminations, periods of disability or leave, and transfers into, out of, and between Plan-eligible positions during the Plan Year.


EFFECT ON TAXES
- ---------------

Payments made under this Plan will be included in total wages in the year paid, and are thus considered taxable income in that year.

Page 7                                                                Rev. 1/95

MANAGEMENT INCENTIVE PLAN                                         PLAN DOCUMENT



TERMS AND CONDITIONS
- --------------------

1. The Plan shall be administered by the Committee. All members of the Committee shall be "outside directors" within the meaning of section
    162(m) of the Code. The Committee shall have authority, consistent with the Plan, to establish Plan periods during which awards may be established and earned under the Plan, to determine the size and terms of the awards to be made to each Plan Participant, to determine the time when awards will be made, to prescribe the form of payment for awards under the Plan, to adopt, amend and rescind rules and regulations for the administration of the Plan and for its own acts and proceedings, and to decide all questions and settle all controversies and disputes which may arise in connection with the Plan. All decisions, determinations and interpretations of the Committee shall be binding upon all parties concerned.

    The terms of an award, once fixed, shall preclude future Committee discretion with respect to the amount or timing of payments of the award, except that (i) no payment of an award shall be made unless and until the Committee certifies in writing that the performance goals specified in the award have been satisfied; (ii) the Committee may retain the discretion to reduce payments; (iii) the Committee may permit the deferral of payments that have been earned under an award provided such deferral is consistent with Section 162 of the Code and (iv) the Committee may retain such other discretion as is consistent with the qualification of the award under Section 162(m).

2. Corporate Performance results are determined at the end of the fiscal year when audited data is available. Adjustments may be made in order to minimize the potential distortion of performance measurements resulting from major unplanned/uncontrollable events, such as a major unbudgeted acquisition, or other events or conditions during the year affecting financial performance, so long as such adjustments are made without the involvement of the CEO, and are in conformity with Section 162(m) of the Internal Revenue Code. Such adjustments may be made when it is judged that the Corporation would have been unable to anticipate said event(s) during the corporate goal setting process.

3. Eligibility criteria for participation in the Plan and entitlements to receive incentive payments shall be as set forth in the "Participation Guidelines" reviewed and approved by the Committee .


Page 8                                                               Rev. 1/95


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MANAGEMENT INCENTIVE PLAN                                         PLAN DOCUMENT



TERMS AND CONDITIONS (CONTINUED)
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4.  The Management Incentive Plan does not, directly or indirectly, create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time. No employee shall have a right to be selected as a Participant for any year nor, having been selected a Participant in the Plan for one year, to be a Participant in any other year. Neither the Plan nor any award thereunder shall be an element of damages in any claim based upon discharge in violation of a contract unless the contract in question shall be in writing and shall make specific reference to this section and this sentence, overriding the same; nor shall this Plan or any rights thereto be regarded as an element of damages for wrongful discharge in any other context except to the extent that rights shall have accrued hereunder as of the date of discharge.

5. The provisions of the Plan and the grant of any incentive payment shall inure to the benefit of all successors of each Participant, including without limitation such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

6. The Plan may be amended or terminated at any time by the Board of Directors of the Corporation, and shall continue in effect until so terminated; provided however that no amendment or termination of the Plan shall adversely affect any right of any Plan Participant with respect to any incentive payment theretofore made without such Plan Participant's written consent.

7. The Plan shall be effective with respect to the Plan Year beginning January 1, 1995.

8. This Plan and all determinations made and actions taken hereunder shall be construed in accordance with the laws of the Commonwealth of Massachusetts.


Page 9                                                                Rev. 1/95